                                                                     EXHIBIT 4.5


                    FLOATING RATE CUMULATIVE TRUST PREFERRED
                              SECURITY CERTIFICATE
                        OF UNITED BANCORP CAPITAL TRUST I

THIS TRUST PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS TRUST PREFERRED SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. PRIOR TO (i) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE TRUST OR ANY AFFILIATE OF THE TRUST WAS THE OWNER OF THIS TRUST PREFERRED SECURITY (OR ANY PREDECESSOR OF THIS TRUST PREFERRED SECURITY) OR (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), THE HOLDER OF THIS TRUST PREFERRED SECURITY BY ITS ACCEPTANCE HEREOF AGREES FOR THE BENEFIT OF THE TRUST TO OFFER, SELL OR OTHERWISE TRANSFER THIS TRUST PREFERRED SECURITY ONLY (A) TO THE TRUST OR AN AFFILIATE OF THE TRUST, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS TRUST PREFERRED SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A ("RULE 144A") PROMULGATED UNDER THE SECURITIES ACT, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS TRUST PREFERRED SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE TRUST'S AND THE ADMINISTRATIVE TRUSTEES' RIGHT PRIOR TO ANY SUCH OFFER, SALE, TRANSFER OR OTHER DISPOSITION (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY BY THE HOLDER OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUST AND THE ADMINISTRATIVE TRUSTEE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE PROPERTY


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TRUSTEE AND THE SECURITIES REGISTRAR IN CONNECTION WITH ANY TRANSFER OF THIS
SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE CERTIFICATE OF TRANSFER RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THE CERTIFICATE OF TRANSFER TO THE PROPERTY TRUSTEE AND THE SECURITIES REGISTRAR. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE EARLIER OF (i) THE TRANSFER OF THE TRUST PREFERRED SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE (B) ABOVE OR (ii) THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS TRUST PREFERRED SECURITY OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THIS TRUST PREFERRED SECURITY MAY BE TRANSFERRED OR EXCHANGED ONLY IN A MINIMUM AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY ATTEMPTED TRANSFER OF THIS TRUST PREFERRED SECURITY IN AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 PRIOR TO THE RESALE RESTRICTION TERMINATION DATE SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. AFTER SUCH RESALE RESTRICTION TERMINATION DATE, ANY ATTEMPTED TRANSFER OF THIS TRUST PREFERRED SECURITY IN AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS TRUST PREFERRED SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO RECEIVE DISTRIBUTIONS ON THIS TRUST PREFERRED SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS TRUST PREFERRED SECURITY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITIES REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE AMENDED AND RESTATED TRUST AGREEMENT TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS


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                             Certificate Number __

          Number of Trust Preferred Securities: Four Thousand (4,000)

               Certificate Evidencing Trust Preferred Securities

                                       of

                         United Bancorp Capital Trust I

              Floating Rate Cumulative Trust Preferred Securities

            (liquidation amount $1,000 per Trust Preferred Security)

         United Bancorp Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that JPMorgan Chase Bank, as trustee for benefit of TPref Funding I, Ltd. (the "Holder") is the registered owner of Four Thousand (4,000) preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Floating Rate Cumulative Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.4 of the Trust Agreement (as defined herein). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust effective as of June 27, 2002, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee Agreement entered into by United Bancorporation of Alabama, Inc., a Delaware corporation, and Wells Fargo Bank, National Association, as guarantee trustee, effective as of June 27, 2002, as the same may be amended from time to time (the "Preferred Securities Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Preferred Securities Guarantee to the Holder without charge upon written request to the Trust at its principal place of business.

         Capitalized terms used herein but not otherwise defined shall have the meanings assigned them in the Trust Agreement. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         Unless the Certificate of Authentication has been manually executed by the Property Trustee or the Authenticating Agent, this certificate is not valid or effective.



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         IN WITNESS WHEREOF, the Administrative Trustees of the Trust have executed this Certificate this June 27, 2002.

                                        United Bancorp Capital Trust I


                                        By: /s/ Charles E. Karrick
                                           -------------------------------------
                                        Charles E. Karrick                  , as
                                        ------------------------------------
                                        Administrative Trustee


                                        By: /s/ Robert R. Jones
                                           -------------------------------------
                                        Robert R. Jones                     , as
                                        ------------------------------------
                                        Administrative Trustee


                                        By: /s/ Mitchell D. Staples
                                           -------------------------------------
                                        Mitchell D. Staples                 , as
                                        ------------------------------------
                                        Administrative Trustee




                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Floating Rate Cumulative Trust Preferred Securities referred to in the within-mentioned Trust Agreement.

                                     Wells Fargo Bank, National Association, as
                                     Property Trustee/Authenticating Agent

                                     By
                                       ----------------------------
                                     AUTHORIZED SIGNATORY


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                            [REVERSE OF CERTIFICATE]

         The Trust Preferred Securities represent undivided preferred beneficial interests in the Trust Property. Distributions payable on the Trust Preferred Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from June 27, 2002, and, except during any Extended Interest Payment Period with respect to the Debentures, shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each a "Distribution Date"), commencing on September 30, 2002 at the rate per annum of 3.65% above the Three-Month LIBOR Rate (the "Floating Distribution Rate"), multiplied by the Aggregate Liquidation Amount of the Trust Preferred Securities outstanding as of each Distribution Date. If a Distribution Date is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In no event shall the Floating Distribution Rate exceed 12% prior to June 30, 2007.

         The "Three-Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

                  (i) On the second LIBOR BUSINESS DAY (provided that on such day commercial banks are open for business (including dealings in foreign currency deposits) in London (a "LIBOR Banking Day") preceding each of January 15, April 15, July 15 and October 15 (except with respect to June 27, 2002 (each such date, a "Distribution Reset Date"), Wells Fargo Bank, National Association (the "Calculation Agent"), will determine the Three-Month LIBOR Rate which shall be the rate for deposits in the London interbank market in U.S. dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Distribution Reset Date. "Telerate Page 3750" means the display on Page 3750 of the Bloomberg Financial Markets Commodities News (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits). If the Three-Month LIBOR Rate on such Distribution Reset Date does not appear on the Telerate Page 3750, such Three-Month LIBOR Rate will be determined as described in (ii) below. "LIBOR Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to be closed. If such rate is superseded on Telerate Page 3750 by a corrected rate before 12:00 noon (London time) on the same Distribution Reset Date, the corrected rate as so substituted will be the applicable LIBOR for that Distribution Reset Date.

                  (ii) If, on any Distribution Reset Date, such rate does not appear on Telerate Page 3750 as reported by Bloomberg Financial Markets Commodities News or such other page as may replace such Telerate Page 3750, the Calculation Agent shall determine the arithmetic mean of quotations of the Reference Banks (defined below) to leading banks in the London interbank market for three-month U.S. Dollar deposits in Europe (in an amount determined by the Calculation Agent) by reference to requests for quotations as



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         of approximately 11:00 a.m. (London time) on the Distribution Reset
         Date made by the Calculation Agent to the Reference Banks. If, on any Distribution Reset Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal the arithmetic mean of such quotations. If, on any Distribution Reset Date, only one or none of the Reference Banks provide such a quotation, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that at least two leading banks in the City of New York (as selected by the Calculation Agent) are quoting on the relevant Distribution Reset Date for three-month U.S. Dollar deposits in Europe at approximately 11:00 a.m. (London time) (in an amount determined by the Calculation Agent). As used herein, "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent.

                  If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR in effect on the previous Distribution Reset Date (whether or not LIBOR for such period was in fact determined on such Distribution Reset Date).

         The amount payable for any Distribution Period shall be computed on the basis of a 360-day year and the actual number of days in such Distribution Period. In the event that any date on which distribution is payable is not a Business Day, then payment shall be made on the next succeeding day that is a Business Day except that, if such Business Day is in the next succeeding calendar year, payment will be made on the immediately preceding Business Day.

         The Company shall have the right, at any time and from time to time during the term of the Debentures so long as no Debenture Event of Default has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period the payment of interest due and payable shall be deferred; provided that no Extended Interest Payment Period may extend beyond the Maturity Date of the Debentures or end on a date other than an Interest Payment Date for the Debentures. As a consequence of such deferral, Distributions on the Trust Preferred Securities will also be deferred for a period equal to the Extended Interest Payment Period. Notwithstanding such deferral, Distributions, the payment of which has been deferred because of the extension of the interest payment period pursuant to the Indenture, will continue to accumulate with interest thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Floating Distribution Rate as in effect during each quarter of the Extended Interest Payment Period, compounded quarterly. At the end of the Extended Interest Payment Period, the Company shall calculate (and deliver such calculation to the Property Trustee) and pay all Distributions accrued and unpaid on the Trust Securities that shall be payable to the Holders in whose names the Trust Securities are registered in the Securities Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period so long as no Event of Default under the Indenture has occurred and is continuing, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Debentures or end on a date other than an Interest Payment Date for the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest (as defined in the Indenture) then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No Distributions on the Trust Securities shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the Distributions accrued during an Extended Interest Payment Period.

         The Floating Distribution Rate and amount of Distributions to be paid on the Trust Securities for each Distribution Period will be determined by the calculation agent ("Calculation Agent"). Wells Fargo Bank, National Association shall be the initial Calculation Agent. All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holders of the Trust Securities. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish the Floating Distribution Rate for any Distribution Period, or that the Company proposes to remove such Calculation Agent, or that the Calculation Agent proposes to terminate its service as Calculation Agent, the Company shall appoint another Person which is a bank, trust company, investment banking firm or other financial institution, to act as the Calculation Agent. The Calculation Agent shall certify the Floating Distribution Rate on each Distribution Reset Date and shall provide a copy of such certification to the Property Trustee as soon as practicable following each Distribution Reset Date. The Property Trustee shall provide written notice of the Floating Distribution Rate as certified by the Calculation Agent to each holder of Trust Securities as set forth in the Securities Register for the Trust Securities no later than five Business Days following each Distribution Reset Date.

         Distributions on the Trust Securities shall be made by the Property Trustee solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds on hand and legally immediately available by 12:30 p.m. on each Distribution Date in the Payment Account for the payment of such Distributions.

         Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register on the relevant record date, which shall be the 15th day of the month in which the relevant Distribution Date occurs, which Distribution Dates correspond to the interest payment dates on the Debentures.

         The Trust will furnish without charge to any registered Holder of Trust Preferred Securities who so requests, a copy of the Trust Agreement and the Preferred Securities Guarantee. Any such request should be in writing and addressed to United Bancorp Capital Trust I, 919 Market Street, Suite 700, Wilmington, Delaware 19801, or to the Securities Registrar (as defined in the Trust Agreement).

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN CON     - as tenants in common
         TEN ENT     - as tenants in the entireties
         JT TEN      - as joint tenants with right of survival
         UNIF GIFT MIN ACT - under Uniform Gift to Minors Act and not as tenants


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


         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

     (Please insert social security or other identifying number of assignee)

                    (insert address and zip code of assignee)

the within Certificate and all rights and interests represented by the Trust Preferred Securities evidenced thereby, and hereby irrevocably constitutes and appoints attorney to transfer the said Trust Preferred Securities on the books of the within-named Trust with full power of substitution in the premises.

Date:                               Signature:
      ----------------------------            ----------------------------------
                                    Note: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (i.e., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

                             CERTIFICATE OF TRANSFER

Wells Fargo Bank, National Association,
as Property Trustee and Securities Registrar

         Re: Trust Preferred Securities (the "Securities") of United Bancorp Capital Trust I (the "Trust")

         This letter relates to $__________ liquidation amount of the Securities beneficially owned in the name of _______________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest to such Person as the Transferor instructs the Property Trustee.

         In connection with such request, the Transferor hereby certifies that if such transfer is being requested prior to (X) the date which is two years (or such other shorter period of time as permitted by Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act")) after the later of
(i) the original issue date of the Securities or (ii) the last date on which the Trust or any affiliate of the Trust was the owner of the Securities (or any predecessor of the Securities) or (Y) such later date, if any, as may be required by applicable laws, then the transfer of the Securities is being made:

[CHECK ONE]

1.       [ ]      to the Trust or an affiliate of the Trust;

                  or

2.       [ ]      pursuant to a registration statement which has been declared effective under the Securities Act;

                  or

3.       [ ]      pursuant to and in accordance with Rule 144A under the
                  Securities Act ("Rule 144A"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is a "Qualified Institutional Buyer" as defined in Rule 144A that is purchasing for its own account or for the account of a Qualified Institutional Buyer in compliance with Rule 144A;

                  or

4.       [ ]      to an institutional "accredited investor" within the meaning of subparagraph (A)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account, or for the account of such an institutional
                  "accredited investor," for investment purposes and not with a view to or for offer or sale in connection with, any distribution in violation of the Securities Act;

                  or

5.       [ ]      pursuant to any available exemption from the registration
                  requirements of the Securities Act;

                  and the Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States or any other applicable jurisdiction.


         Unless one of the boxes is checked, the Securities Registrar will refuse to register any of the Securities evidenced by this Certificate in the name of any Person other than the Holder hereof; provided, however, that if box
(4) or (5) is checked, the Securities Registrar may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Trust and Administrative Trustees have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If box (4) is checked, the transferee must also provide to the Securities Registrar a Transferee Letter of Representations in the form attached to the Trust Agreement. After the date that a registration statement with respect to the Securities represented by this Certificate has been filed and so long as such registration statement has been declared effective under the Securities Act and so long as such registration statement continues to be effective, only then may the Securities Registrar permit transfers for which box (2) has been checked.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Trust.

                                                 [Insert Name of Transferor]


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                                 Dated:
                                                       -------------------------

cc:      United Bancorp Capital Trust I



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